SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2011

KITE REALTY GROUP TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 S. Meridian Street Suite 1100 Indianapolis, IN		46204
(Address of principal executive offices)		(Zip Code)

(317) 577-5600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 18, 2011, KRG/Atlantic Delray Beach, LLC (the “Borrower”), a subsidiary of Kite Realty Group Trust (the “Company”), closed on a Senior Secured Construction Loan Facility (the “Facility”) in an aggregate amount of up to $62 million.  The Facility was closed with Bank of America, N.A., acting as the Administrative Agent (the “Agent”), and U.S. Bank National Association, as Syndication Agent.  Proceeds from the Facility will be used for the construction of Delray Marketplace, a 258,137 square foot lifestyle retail development in Delray Beach, Palm Beach County, Florida (the “Project”).

    Kite Realty Group, L.P. (the “Operating Partnership”) is the guarantor of the Borrower’s obligations under the Facility.  The Operating Partnership will initially provide a Guaranty for 100% of the amount of the Facility, which could be reduced to 25% of the amount of the Facility based on the achievement of certain milestones and debt-service coverage ratios.

The Facility has a scheduled maturity date of November 18, 2014.  The Borrower also has the ability to request two twelve month extensions, subject to certain terms and conditions, which include payment of an extension fee. Borrowings under the Facility bear interest at a fixed interest rate of BBA LIBOR Daily Floating Rate (“LIBOR”) plus 2.00%, reducing to LIBOR plus 1.75% upon meeting certain requirements, including lien-free construction completion.  Monthly interest-only debt service payments begin on December 15, 2011.  If the maturity date of the Facility is extended, the Borrower will be required to make monthly payments of principal and interest.  The Facility may be prepaid in part or in full, at any time, and without penalty.  The Facility includes various restrictive covenants, including with respect to liens, indebtedness, mergers, asset sales and maintenance of certain debt-service coverage ratios.

The Facility is secured by a first mortgage on land and improvements on the Project, a first assignment of all leases and rents on the Project, and a first security interest in all personal property of the Project.

The Facility is also subject to customary default provisions that are usual for loans of this type.  Upon a default, at the request of the lenders, the Agent may declare any and all principal and accrued interest immediately due and payable.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: November 23, 2011	By:	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and Chief Financial Officer